Exhibit 32.1
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                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Zond Windsystem Partners, Ltd. Series 85-A, a California Limited Partnership (the "Partnership") on Form 10-Q for the three months ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jesse E. Neyman, Chief Executive Officer of Zond Windsystems Management V LLC, as General Partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership for the three months ended June 30, 2006.


Date: August 14, 2006
                                       /s/ Jesse E. Neyman
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                                       Jesse E. Neyman
                                       Chief Executive Officer
                                       Zond Windsystems Management III LLC,
                                       as General Partner of Zond Windsystem
                                       Partners, Ltd. Series 85-A, a California
                                       Limited Partnership